Exhibit 99.1

TALBOTS ANNOUNCES NEW $75 MILLION SECURED TERM LOAN AND AMENDMENT OF $200 MILLION SECURED REVOLVING CREDIT FACILITY

-Financing Transactions Facilitate Strategic Review Process

-Board of Directors Continues to Explore Full Range of Strategic Alternatives

HINGHAM, MA, February 16, 2012 — The Talbots, Inc. (NYSE:TLB) announced today that the Company has entered into a new $75 million secured term loan led by Wells Fargo Bank, National Association. In connection with this transaction, Talbots also amended its existing $200 million secured revolving credit facility with GE Capital, Corporate Retail Finance.

“These transactions enhance the Company’s liquidity, and provide Talbots with greater financial flexibility to support the Board’s evaluation of a full range of strategic alternatives,” said Trudy Sullivan, President and Chief Executive Officer. “We are pleased to have the continued support of GE Capital, as well as this new commitment led by Wells Fargo.”

The new $75 million secured term loan, which matures on February 16, 2017, is secured by a first lien on certain real estate and on intellectual property, equipment and fixtures, and a second lien on the Company’s remaining assets. The interest rate on the term loan is equal to LIBOR plus 10%. The lead agent on the term loan is Wells Fargo Bank, National Association. The Company also announced that it has amended its existing $200 million secured revolving credit facility with GE Capital, which was set to expire in October 2013. Under the amended revolving credit facility, which matures on February 16, 2017, interest on the outstanding principal is LIBOR plus 2.5% to 3.0%. The facility is secured by a second lien on certain real estate and on intellectual property, equipment and fixtures, and a first lien on the Company’s remaining assets.

Additional information related to these financing matters will be included in the Current Report on Form 8-K to be filed by the Company.

Company Continues to Explore Strategic Alternatives

As announced in the Company’s press release on December 20, 2011, Talbots Board of Directors continues to explore a full range of strategic alternatives to maximize value for all Talbots stockholders. Pending that evaluation, the Company will continue to pursue its long range plan and the Board of Directors continues its previously announced search for a successor President and Chief Executive Officer.

The Board has not set a definitive timetable for the completion of its evaluation and the Company stated that there can be no assurance of any transaction as a result of the Board’s review. The Company does not intend to discuss the status of the evaluation or provide interim updates.

Perella Weinberg Partners is acting as financial advisor and Dewey & LeBoeuf LLP is acting as legal counsel to Talbots in connection with these financings and the Board’s evaluation of strategic alternatives.

The Talbots, Inc. is a leading specialty retailer and direct marketer of women’s apparel, shoes and accessories. At the end of the fourth quarter of 2011, the Company operated 517 Talbots stores in 46 states and Canada. Talbots brand on-line shopping site is located at www.talbots.com.

CONTACT:	The Talbots, Inc.
Julie Lorigan
Senior Vice President, Investor and Media Relations
(781) 741-7775

FTI Consulting, Inc.
Leigh Parrish, Rachel Rosenblatt
Investor and Media Relations
(212) 850-5651, (212) 850-5697

Forward-looking Information

This Press Release contains forward-looking information within the meaning of The Private Securities Litigation Reform Act of 1995. These statements may be identified by such forward-looking terminology as “expect,” “achieve,” “plan,” “look,” “projected,” “believe,” “anticipate,” “outlook,” “will,” “would,” “should,” “intend,” “potential” or similar statements or variations of such terms. All of the information concerning the outcome of exploring strategic alternatives, our future liquidity, future net sales, margins and other future financial performance and results, achievement of operating or financial plan or forecasts for future periods, sources and availability of credit and liquidity, future cash flows and cash needs, success and results of strategic initiatives, anticipated cost savings and other reduced spending, and other future financial performance or financial position, as well as our assumptions underlying such information, constitute forward-looking information. Our forward-looking statements are based on a series of expectations, assumptions, estimates and projections about the Company, are not guarantees of future results or performance and involve substantial risks and uncertainty, including assumptions and projections concerning our internal operating plan, regular-price, promotional and markdown selling, operating cash flows, liquidity and sources and availability of credit for all forward periods. Our business and our forward-looking statements involve substantial known and unknown risks and uncertainties, including the following risks and uncertainties:

•	the ability to successfully increase our customer traffic and the success and customer acceptance of our merchandise offerings in our stores, on our website and in our catalogs;

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the risks associated with our efforts to successfully implement, adjust as appropriate and achieve the benefits of our current strategic initiatives including store segmentation, store re-imaging, store rationalization, coordinated marketing, information technology reinvestments, upscale outlet expansion and any other future initiatives that we may undertake;

•	the ability to achieve our operating plan and strategic plan for operating results, working capital and cash flows;

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the ability to access on satisfactory terms, or at all, adequate financing and other sources of liquidity, as and when necessary, to fund our continuing operations, working capital needs, strategic and cost reduction initiatives and other cash needs, and to obtain further increases in our Credit Facility, extend and continue our trade payables arrangement with our sourcing agent and obtain other or additional credit facilities or other internal or external liquidity sources if cash flows from operations or other capital resources are not sufficient for our cash requirements at any time or times;

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the satisfaction of all borrowing conditions under our Credit Facility and secured term loan including accuracy of all representations and warranties, no defaults or events of default, absence of material adverse effect or change and all other borrowing conditions;

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risk of outcome of strategic review process and negative reaction of and attendant difficulties in maintaining or extending relationships and financial arrangements with suppliers, sourcing agent and landlords in response to unsolicited acquisition proposal and/or evaluation of strategic alternatives;

•	the risks associated with our efforts to maintain our traditional customer and expand to attract new customers;

•	the risks associated with competitive pricing pressures and the current increased promotional environment;

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the risks associated with our on-going efforts to adequately manage the increase in various input costs, including increases in the price of raw materials, higher labor costs in countries of manufacture and any significant increases in the price of fuel, which impacts our freight costs;

•	the ability to reduce spending as needed;

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the continuing material impact of the U.S. economic environment on our business, continuing operations, liquidity and financial results, including any negative impact on consumer discretionary spending, substantial loss of household wealth and savings and continued high unemployment levels;

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the ability to continue to purchase merchandise on open account purchase terms at existing or future expected levels and with acceptable payment terms and the risk that suppliers could require earlier or immediate payment or other security due to any payment concerns;

•	the ability to attract and retain talented and experienced executives that are necessary to execute our operating plan and strategic initiatives;

•	the ability to accurately estimate and forecast future regular-price, promotional and markdown selling and other future financial results and financial position;

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the risks associated with our appointment of an exclusive global merchandise buying agent, including that the anticipated benefits and cost savings from this arrangement may not be realized or may take longer to realize than expected and the risk that upon any cessation of the relationship, for any reason, we would be unable to successfully transition to an internal or other external sourcing function;

•	the risks and uncertainties in connection with any need to source merchandise from alternate vendors;

•	any impact to or disruption in our supply of merchandise;

•	the ability to successfully execute, fund and achieve the expected benefits of our supply chain initiatives;

•	any significant interruption or disruption in the operation of our distribution facility or the domestic and international transportation infrastructure;

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the risk that estimated or anticipated costs, charges and liabilities to settle and complete the transition and exit from and disposal of the J. Jill business, including both retained obligations and contingent risk for assigned obligations, may materially differ from or be materially greater than anticipated;

•	any future store closings and the success of and necessary funding for closing underperforming stores;

•	any negative publicity concerning the specialty retail business in general or our business in particular;

•	the risk of impairment of goodwill and other intangible or long-lived assets;

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the risk associated with our efforts in transforming our information technology systems to meet our changing business systems and operations, including the ability to maintain adequate system security controls;

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the risks associated with any further decline in our stock price, including satisfaction of NYSE continued listing criteria which requires the average closing price of our common stock to be greater than $1.00 over 30 consecutive trading days and minimum levels of market capitalization and

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the risks and uncertainties associated with the outcome of current and future litigation, claims, tax audits and tax and other proceedings and the risk that actual liabilities, assessments or other financial impact will exceed any estimated, accrued or expected amounts or outcomes.

All of our forward-looking statements are as of the date of this Press Release only. In each case, actual results may differ materially from such forward-looking information. We can give no assurance that such expectations or forward-looking statements will prove to be correct. An occurrence of or any material adverse change in one or more of the risk factors or risks and uncertainties referred to in this Press Release or included in our other public disclosures or our other periodic reports or other documents or filings filed with or furnished to the SEC could materially and adversely affect our continuing operations and our future financial results, cash flows, available credit, prospects and liquidity. Except as required by law, we do not undertake or plan to update or revise any such forward-looking statements to reflect actual results, changes in plans, assumptions, estimates or projections or other circumstances affecting such forward-looking statements occurring after the date of this Press Release, even if such results, changes or circumstances make it clear that any forward-looking information will not be realized. Any public statements or disclosures by us following this Press Release which modify or impact any of the forward-looking statements contained in this Press Release will be deemed to modify or supersede such statements in this Press Release.

In addition to the information set forth in this Press Release, you should carefully consider the risk factors and risks and uncertainties included in our Annual Report on Form 10-K for the fiscal year ended January 29, 2011 and other periodic reports filed with the SEC.